Exhibit 4.1

FORM OF

INCENTIVE STOCK OPTION AGREEMENT


     Pursuant to the Unilab Corporation 1996 Stock
Option and Performance Incentive Plan (the "Plan"), this
Incentive Stock Option Agreement (the "Agreement") is made as of ______________________, 199__, between
Unilab Corporation, a Delaware corporation (hereinafter called the "Corporation"), and
___________________________, a key employee of the
Corporation (hereinafter called the "Option Holder").

     Capitalized terms used but not defined herein have the meaning set forth in the Plan.

     1. Grant of Option. In accordance with the terms of the Plan, the Corporation hereby grants to the Option Holder the right and option, hereinafter called the "Option," to purchase an aggregate of ____________________ (______________) shares (the
"Shares") of the Corporation's $0.01 par value common stock ("Common Stock") (such number being subject to adjustment as provided in Section 7 hereof), on the terms and conditions set forth in this Agreement and in the Plan. The Option granted herein is intended to be an "incentive stock option" within the meaning of Section
422 of the Internal Revenue Code of 1986, as amended
(the "Code"), and this Agreement and the Plan shall be construed and interpreted in accordance with that intention. Such Option shall vest as follows: Thirty-
Three and One Third Percent (33 %) of the Option herein granted (for up to _____________ shares) shall vest and may be exercised on or after the date that is one year after the date hereof; Thirty-Three and One Third
Percent (33 %) (for up to _____________ shares) shall vest and may be exercised on or after the date that is two years after the date hereof; and the remaining
Thirty-Three and One Third Percent (33 %) of the
Option herein granted (for up to _____________ shares) shall vest and may be exercised on or after the date that is three years after the date hereof (unless terminated earlier pursuant to Section 6 hereof).

     2.   Purchase Price.  The purchase price of
the Shares covered by the Option shall be _____________________________ dollars ($_____) per
Share, which is not less than the Market Price of the Shares on the date of grant. If the Option Holder is an employee owning (actually or constructively under Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Corporation or of a subsidiary (a "10% Stockholder"), the purchase price is not less than 110% of the Market
Price of the Shares on the date of grant.

     3.   Term of Option.  Subject to Section 8
hereof, the Option granted hereby shall be exercisable as to a portion of the total Shares in accordance with
Section 1. The Option Holder's right to exercise the aforementioned Option shall expire ten (10) years from the date hereof, or if the Option Holder is a 10%
Stockholder, five (5) years from the date hereof. Unless terminated earlier pursuant to Section 6 hereof, any Option not exercised within such time specified from the date hereof shall terminate.

     4. Nontransferability. The Option shall not be transferable otherwise than by will or the laws of descent and distribution and the Option may be exercised, during the lifetime of the Option Holder, only by the Option Holder. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided hereby), pledged, or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof or of the Plan, and the levy of any execution, attachment, or similar process upon the Options shall be null and void and without effect.

     5.   Disclosure and Risk.  The Option Holder
represents and warrants to the Corporation as follows:

     (a)  The Shares will be acquired by the
     Option Holder for the Option Holder's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the
     "Securities Act").

     (b)  As of the date of the grant and of
     exercise, because of his or her position with the Corporation, and as a result of inquiries made by him or her and information furnished to him or her by the Corporation, Option Holder has and will have all information necessary for him or her to make an informed investment decision.

     Each certificate representing the Shares shall, if applicable, be endorsed with the following or a substantially similar legend:

     "THE SECURITIES EVIDENCED BY
     THIS CERTIFICATE HAVE NOT
     BEEN REGISTERED UNDER THE
     SECURITIES ACT OF 1933, AS
     AMENDED (THE 'SECURITIES
     ACT'), AND MAY NOT BE SOLD,
     TRANSFERRED, ASSIGNED OR
     HYPOTHECATED UNLESS THERE IS
     AN EFFECTIVE REGISTRATION
     STATEMENT UNDER SUCH ACT
     COVERING SUCH SECURITIES, OR
     THE CORPORATION RECEIVES AN
     OPINION OF COUNSEL FOR THE
     HOLDER OF THESE SECURITIES,
     REASONABLY SATISFACTORY TO
     THE CORPORATION, STATING
     THAT SUCH SALE, TRANSFER,
     ASSIGNMENT OR HYPOTHECATION
     MAY BE MADE PURSUANT TO
     RULE 144, PROMULGATED UNDER
     THE SECURITIES ACT, OR IS
     OTHERWISE EXEMPT FROM THE
     REGISTRATION AND PROSPECTUS
     DELIVERY REQUIREMENTS OF
     SUCH ACT AND APPLICABLE
     STATE SECURITIES LAWS."

     The Corporation need not allow a transfer of any of the Shares unless one of the conditions specified in the foregoing legend is satisfied. The Corporation may also instruct its transfer agent not to allow the transfer of any of the Shares useless one of the conditions specified in the foregoing legend is satisfied.

     Any legend endorsed on a certificate pursuant to the foregoing language and the stop transfer instructions with respect to such Shares shall be removed and the Corporation shall promptly issue a certificate without such legend to the holder thereof if the Shares are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities
Act is available or if the holder provides the Corporation with an opinion of counsel for such holder of the Shares reasonably satisfactory to the Corporation, to the effect that a public sale, transfer or assignment of such Shares may be made without registration.

     6.   Termination of Employment.

          (a)  General Rule.  Except as provided
in the Plan and this Section 6, in the event that the Option Holder shall cease to be an employee of the Corporation or any subsidiary for any reason whatsoever, the Option may be exercised by the Option
Holder (to the extent that the Option was vested as of the date of the Option Holder's termination of employment with the Corporation or a subsidiary) at any time within twelve (12) months following the Option
Holder's termination of employment with the Corporation or a subsidiary (subject to the limitation in Section 3 hereof), at which time the Option shall terminate, (i) unless such termination of employment occurs by reason of a Special Event, provided that, in the case of a Special Event, the Committee shall have modified the Option to remain exercisable and (ii) provided, however, that the Option shall no longer be treated as an "incentive stock option" unless exercised within three (3) months of the date of termination of employment (or within one (1) year in the case of an employee who is "disabled" within the meaning of
Section 22(e)(3) of the Code).

     The Option shall not be affected by any change of employment so long as the Option Holder continues to be employed by either the Corporation or a subsidiary. The Committee may, in its sole discretion, cause the Option to be forfeited upon an Option Holder's termination of employment if the Option Holder was terminated for one (or more) of the following reasons:
(i) the Option Holder's conviction, or plea of guilty or nolo contendere to the commission of a felony, (ii) the Option Holder's commission of any fraud, misappropriation or misconduct which causes demonstrable injury to the Corporation or a subsidiary,
(iii) an act of dishonesty by the Option Holder resulting or intended to result, directly or indirectly, in gain or personal enrichment at the expense of the Corporation or a subsidiary, (iv) any breach of the Option Holder's fiduciary duties to the Corporation as an employee or officer, or (v) a violation by the Option Holder of a Corporation policy. It shall be within the sole discretion of the Committee to determine whether the Option
Holder's termination was for one of the foregoing reasons, and the decision of the Committee shall be final and conclusive.

          (b)  Disability or Retirement.  In the
event of the Disability or Retirement of the Option
Holder, the Option, whether or not otherwise exercisable on such date, shall become fully vested on the date of such Disability or Retirement and shall be exercisable by the Option Holder at any time within twelve (12) months following the Option Holder's
Disability or Retirement (subject to the limitation in Section 3 hereof), at which time the Option shall terminate; provided, however, that the Option shall no longer be treated as an "incentive stock option" unless exercised within three (3) months of the date of such Disability or Retirement (or within one (1) year in the case of an employee who is "disabled" within the meaning of Section 22(e)(3) of the Code).

          (c)  Death.  In the event of the death of
the Option Holder while an employee of the Corporation or any subsidiary, the Option, whether or not otherwise exercisable on the date of death, shall become fully vested on the date of death and shall be exercisable by the Option Holder's Designated Beneficiary (or if no
Designated Beneficiary shall be appointed or if the Designated Beneficiary shall predecease the Option
Holder, by the Option Holder's personal representatives, heirs or legatees) at any time within twelve (12) months from the date of Option Holder's death (subject to the limitation in Section 3 hereof), at which time the Option shall terminate; provided, however, that the Option shall no longer be treated as an "incentive stock option" unless exercised within three (3) months of the date of the Option Holder's death.

     In the event of the death of the Option Holder following a termination of employment, if such death occurs before the Option is exercised, the Option held by the Option Holder on the date of termination of employment shall be exercisable by the Option Holder's
Designated Beneficiary (or if no Designated Beneficiary shall be appointed or if the Designated Beneficiary shall predecease the Option Holder, by the Option Holder's personal representatives, heirs or legatees) to the same extent such Option was exercisable by the Option Holder following such termination of employment.

          (d)  Special Event.  In the case of a
Special Event, the Committee in its sole discretion may elect to modify all or part of the Option which is or is not exercisable if the Option Holder is terminated as a result of a Special Event to provide that all or part of the Option may continue to be exercisable for the term and in the manner specified herein or for such other term and subject to such other provisions and conditions (including, without limitation, acceleration of the time or times at which the Option may be exercised) as the Committee shall specify. If the Committee does not elect to modify the Option, then only the portion of the Option currently exercisable at the date of termination shall be exercisable.

          (e)  Change in Control.  Notwithstanding
Section 6(d) of this Agreement, if there should be a Change in Control of the Corporation while the Option
Holder is an employee of the Corporation or a subsidiary, the Corporation shall give the Option Holder written notice of such Change in Control as promptly as practicable prior to the effective date thereof, and all of the Option not currently exercisable shall become immediately exercisable as of the effective date of such Change in Control.

          (f)  Leave of Absence.  If the Option
Holder is on an approved leave of absence, the Option shall not be affected unless such leave is longer than 13 weeks. The date of exercisability of the portion of the Option which is unexercisable at the beginning of an approved leave of absence lasting longer than 13 weeks shall be postponed for a period equal to the length of such leave of absence. Notwithstanding the foregoing, the Committee may, in its sole discretion, waive in writing any such postponement of the date of exercisability of the Option due to a leave of absence.

     7. Changes in Capital Structure. If all or any portion of the Option shall be exercised subsequent to any stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of shares, separation, spin-off, reorganization, liquidation, reclassification or the like, occurring after the date hereof, as a result of which shares of any class shall be issued in respect of outstanding Shares or Shares shall be changed into the same or a different number of shares of the same or another class or classes, the person or persons exercising the Option shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares which, if the Shares (as authorized at the date hereof) had been purchased at the date hereof for the same aggregate price (on the basis of the price per share set forth in Section 2 hereof) and had not been disposed of, such person or persons would be holding at the time of such exercise as a result of such purchase and all such stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, spin-offs, reorganizations, liquidations, reclassification and the like; provided, however, that no fractional shares shall be issued upon any such exercise, and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued. In no event shall any adjustments be made to the Option as a result of the issuance or redemption of securities of the Corporation for cash or other consideration, or upon the exercise of any conversion rights of any securities of the Corporation.

     8. Method of Exercising Option. Subject to the terms and conditions of the Plan and this Agreement, the Option may be exercised by written notice to the Secretary of the Corporation, at its principal office or such other location as may be designated by the Secretary of the Corporation. Such notice shall state the election to exercise the Option and the number of Shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising the Option. The notice of election shall be accompanied by a copy of this Agreement and payment of the full purchase price for the Shares being purchased. Such payment shall be made in cash or, in the discretion of the Committee, through delivery of shares of Common
Stock or a combination of cash and Common Stock, in accordance with procedures to be established by the Committee. Any shares so delivered shall be valued at their Market Price on the date of exercise and, unless otherwise determined by the Committee, must have been owned by the person exercising the Option for at least six months prior to the date of exercise.

     The Corporation or its agent shall deliver a certificate or certificates representing Shares as soon as practicable after the notice of election and full payment has been received. In the event the Option shall be exercised by any person or persons other than the Option Holder, the notice of election shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

     9.   Compliance With Section 16(b) of the
Act. It is the intent of the Corporation that the Plan, this Agreement and the Option granted hereunder satisfy and be interpreted in a manner that satisfies the applicable requirements of Section 16(b) of the Act and Rule 16b-3 thereunder, so that Option Holders will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Act and will not be subjected to liability thereunder. If any provision of the Plan, this Agreement or the Option would otherwise conflict with the intent expressed herein, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to persons who are or may be subject to Section 16 of the Act.

     10.  Optionee Not a Shareholder.  The Option
Holder under this Option, as such, shall not be entitled by any reason of this Option to any rights whatsoever as a shareholder of the Corporation. In addition, the Option Holder shall have no rights as a stockholder with respect to any shares issuable or transferable upon exercise of the Option until the date a stock certificate is issued to the Option Holder representing such Shares.
Except as otherwise expressly provided in the Plan, no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such stock certificate is issued.

     11.  Tax Withholding.  The Corporation shall
have the right to require the person exercising the Option to remit to the Corporation an amount sufficient to satisfy Federal, state and local withholding tax requirements, or to deduct from all payments under the Plan or this Agreement amounts sufficient to satisfy all withholding tax requirements. The Committee may, in its sole discretion, permit the person exercising the Option to satisfy his or her tax withholding obligation either by (i) surrendering Shares owned by such person or (ii) having the Corporation withhold from Shares otherwise deliverable to such person. Shares surrendered or withheld shall be valued at their Market
Price as of the date on which income is required to be recognized for income tax purposes.

     12.  General Provisions.

     (a) The Corporation shall at all times during the term of the Option reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Agreement, shall pay all fees and expenses necessarily incurred by the Corporation in connection therewith, and shall use its best efforts to comply with all laws and regulations which, in the reasonable opinion of counsel for the Corporation, are applicable thereto.

     (b)  To the extent not preempted by Federal
     law, the Plan and this Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.

     (c) Notices required or permitted to be made under this Agreement shall be sufficiently made if personally delivered to the Option Holder or sent by regular mail addressed (a) to the Option
     Holder at the Option Holder's address as set forth in the books and records of the Corporation or its subsidiaries, or (b) to the Corporation or the Committee at the principal office of the Corporation clearly marked "Attention:
     Compensation Committee."

     (d) The Plan and this Agreement set forth the entire agreement of the parties concerning the subject matter hereto, and no other representations or warranties, express or implied, other than those contained herein, and no amendments or modifications hereto, shall be binding unless made in writing and signed by the parties hereto.

     (e) The waiver by either party of a breach of any term or provision of the Plan or this Agreement shall not operate or be construed as a waiver of a subsequent breach of the same provision or of the breach of any other term or provision of the Plan or this Agreement.

     (f) The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     (g) In the event that any provision of the Plan or this Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan or this Agreement, and the Plan or this Agreement as the case may be shall be construed and enforced as if the illegal or invalid provision had not been included.

     (h)  Nothing in the Plan or this Agreement,
     nor the grant of this Option, shall confer upon the Option Holder any right to continue in the employ of the Corporation or a subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or this Agreement or interfere with or limit the right of the Corporation or a subsidiary to modify the terms of or terminate the Option Holder's employment at any time.

     13.  Plan Incorporation.  This Option and this
Agreement are subject to, and the Company and the Option Holder agree to be bound by, the terms and conditions of this Agreement and all of the terms and conditions of the Plan, as the same may have been amended from time to time in accordance with its terms.
The Plan is hereby incorporated into and made a part of this Agreement as though set forth in full herein.

     14.  Acknowledgment.  The Option Holder
hereby acknowledges receipt of a copy of the Plan.

     IN WITNESS WHEREOF, the Corporation has
caused this Option Agreement to be duly executed by its officer thereunto duly authorized, and the Option Holder has executed this Agreement, all as of the day and year first above written.


                            OPTION HOLDER



                            Name:
                            Address:



                            UNILAB CORPORATION


                            By:
                            Name:
                            Title: